Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON INGALLS INDUSTRIES, INC.

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
AC Technologies, Inc.	Delaware	100%
Avondale Engineering & Construction Company	Delaware	100%
CyberCENTS Solutions LLC	Delaware	100%
Fleet Services Holding Corp.	Delaware	100%
Fulcrum IT Services, LLC	Virginia	100%
G2, Inc.	Maryland	100%
Hanford Integrated Infrastructure Services Contractor, LLC	Delaware	100%
HII Energy Inc.	Virginia	100%
HII Fleet Support Group LLC	Delaware	100%
HII Mechanical Inc.	Virginia	100%
HII Mission Driven Innovative Government Solutions Inc.	Delaware	100%
HII Mission Driven Innovative Solutions Inc.	Delaware	100%
HII Mission Driven Innovative Solutions Holding Company	Delaware	100%
HII Mission Driven Innovative Technical Services LLC	Alabama	100%
HII Nuclear Inc.	Delaware	100%
HII San Diego Shipyard Inc.	California	100%
HII Services Corporation	Delaware	100%
HII Systems Innovations Inc.	Texas	100%
HII Technical Solutions Corporation	Delaware	100%
HII Technical Solutions Limited	United Kingdom	100%
HII Unmanned Maritime Systems Inc.	Delaware	100%
HII (US) International Holding Company	Delaware	100%
HII (UK) International Holding Company Ltd.	United Kingdom	100%
Huntington Ingalls Engineering Services, Inc.	Delaware	100%
Huntington Ingalls Incorporated	Virginia	100%
Huntington Ingalls Industries Australia PTY Ltd.	Australia	100%
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware	100%
Huntington Ingalls Industries International Shipbuilding, Inc.	Nevada	100%
Huntington Ingalls Industries Risk Management LLC	Vermont	100%
Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware	100%
Ingalls Shipbuilding, Inc.	Delaware	100%
Integrated Information Technology Corporation	Illinois	100%
Nationwide Remediation Partners, LLC	Delaware	100%
Newport News Nuclear BWXT-Los Alamos, LLC	Delaware	51%
Newport News Nuclear, Inc.	Virginia	100%
Newport News Reactor Services, Inc.	Virginia	100%
Newport News Shipbuilding and Dry Dock Company	Delaware	100%
Novonics Corporation	California	100%
NSI (AUST) PTY LTD	Australia	50%
Pegasus International, Inc.	Texas	100%
Pegasus International Services, Inc.	Nevada	100%
Pegasus International (UK), LTD	United Kingdom	100%

TITAN II Inc.	Delaware	100%
The PTR Group, LLC	Virginia	100%
Trusted Security Alliance, LLC	Maryland	75%
Universal Cayman, Inc.	Cayman Islands	100%
Universal Ensco, Inc.	Texas	100%
UniversalPegasus International Holdings, Inc.	Delaware	100%
UniversalPegasus International, Inc.	Delaware	100%
UniversalPegasus International Trinidad and Tobago Limited	Trinidad and Tobago	86.5%
UniversalPegasus International Canada, Inc.	Canada - Alberta	100%
UP International, Inc.	Delaware	100%
UPI Projects Canada Ltd.	Canada - Alberta	100%
UPI (EG), LLC	Texas	100%
UP Support Services, Inc.	Delaware	100%
UP Verification Trinidad and Tobago Limited	Trinidad and Tobago	100%
Veritas Analytics, Inc.	Virginia	100%

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